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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY


COLORADO CORPORATIONS:

         IOI Management Services of Colorado Inc.

DELAWARE CORPORATIONS:

         IOI Management Services of  Connecticut, Inc.

LOUISIANA CORPORATIONS:

         IOI Management Services of Louisiana, Inc.

PENNSYLVANIA CORPORATIONS:

         IOI Management Services of Pennsylvania, Inc.

TEXAS CORPORATIONS:

         IOI Management Services of Houston, Inc.
         IOI Management Services of Texas, Inc.